As filed with the Securities and Exchange Commission on September 6, 1996.

                              Registration No. 33-
- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  ------------

                          GREENWICH AIR SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     DELAWARE                           58-1758941
(STATE OR OTHER JURISDICTION OF     (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)     IDENTIFICATION NO.)

                                 P.O. BOX 522187
                              4590 N.W. 36TH STREET
                              MIAMI, FLORIDA 33122
                                 (305) 526-7000
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

          GREENWICH AIR SERVICES, INC. 1992 EMPLOYEE STOCK OPTION PLAN
                   STOCK OPTION GRANTED TO CHESTERFIELD SMITH
                   STOCK OPTION GRANTED TO CHARLES A. GABRIEL
                    STOCK OPTION GRANTED TO CHARLES J. SIMONS
                            (FULL TITLE OF THE PLAN)

                                  DARD F. STAGG
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                          GREENWICH AIR SERVICES, INC.
                              4590 N.W. 36TH STREET
                              MIAMI, FLORIDA 33122
                                 (305) 526-7000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  ------------

                                   COPIES TO:

                             HOWARD E. TURNER, ESQ.
                            SMITH, GAMBRELL & RUSSELL
                            SUITE 3100, PROMENADE II
                           1230 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30383-2501
                                 (404) 815-3500

                                  ------------

                         CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------
                                     Proposed
 Title of          Proposed           maximum         Maximum
securities          Amount            offering       aggregate        Amount of
  to be              to be             price         offering      registration
registered        registered          per unit         price           fee
- --------------------------------------------------------------------------------
Class B         165,250 shares (1)    $18.75 (2)   $3,098,438 (2)      $1069
Common Stock,
par value $.01
per share       225,350 shares (3)    $9.897 (4)   $2,230,289          $ 769

(1) Shares available for grant as of September 6, 1996 under the Greenwich Air Services, Inc. 1992 Employee Stock Option Plan (the "Plan").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to the provisions of Rule 457(c) & (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Based on prices on the NASDAQ National Market System on September 3, 1996, as reported in THE WALL STREET JOURNAL.

(3) Shares subject to options outstanding as of September 6, 1996 under Stock Option granted to Chesterfield Smith (5,000 shares), Stock Option granted to Charles A. Gabriel (2,100 shares), Stock Option granted to Charles J. Simons (5,000 shares), and the Plan (213,250 shares).

(4) Weighted average per share adjusted exercise price of options referenced in footnote (3) above.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The Company hereby incorporates by reference in this Registration Statement and its Prospectus the following documents:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

      (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995, March 31, 1996, and June 30, 1996;

      (c) The description of the Company's Class B Common Stock included in its Registration Statement on Form 8-A filed on April 30, 1996 with the Commission pursuant to Section 12(g) of the Exchange Act; and

      (d) All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed, except as so modified and superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      None.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The Registrant's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended to date, provide for indemnification of officers and directors of the Registrant to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"), including under Section 145 of the DGCL. Section 145 of the DGCL generally grants corporations the power to indemnify their directors, officers, employees and agents of a corporation in accordance with the provisions thereof. The Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of each director and officer to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except (i) for breaches of such director's or officer's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director or officer derived an improper personal benefit.

      The Registrant has entered into Indemnification Agreements with each of its directors and executive officers pursuant to which the Registrant has agreed to indemnify such persons against certain claims brought against them as a result of serving in such capacities. The Indemnification Agreements provide that generally the Registrant will reimburse the director/executive officer for all costs and expenses incurred in defending or investigating an indemnified claim, in advance of the final disposition thereof. The Indemnification Agreements also provide that the director/executive officer will repay the Registrant for any costs or expenses advanced if it is ultimately determined by a court of competent jurisdiction in a final, non-appealable adjudication, that the director/executive officer is not entitled to indemnification under the terms of the Indemnification Agreement.

      The Registrant also has in place a Directors and Officers liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.    EXHIBITS.

      The following exhibits are filed as part of this Registration Statement:

EXHIBIT
NUMBER          DESCRIPTION
- -------         -----------

5.1             Opinion of Smith, Gambrell & Russell

23.1            Consent of Smith, Gambrell & Russell, included in
                Exhibit 5.1

23.2            Consent of Deloitte & Touche LLP

99.1            Greenwich Air Services, Inc. 1992 Stock Option Plan

99.2            Amendment No. 1 to Greenwich Air Services, Inc. 1992 Stock
                Option Plan

ITEM 9.    UNDERTAKINGS.

      The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions of the Company's By-Laws, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT ON FORM S-8 TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED IN THE CITY OF MIAMI, STATE OF FLORIDA, ON SEPTEMBER 6, 1996.

                                   By: /s/ EUGENE P. CONESE
                                       ---------------------------
                                           Eugene P. Conese
                                           Chairman and Chief Executive Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT ON FORM S-8 HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

  SIGNATURES                 CAPACITY                          DATE
  ----------                 --------                          ----

/s/ EUGENE P. CONESE         Chairman, Chief Executive         September 6, 1996
- -------------------------    Officer and Director
Eugene P. Conese             (Principal Executive Officer)

/s/ EUGENE P. CONESE, JR.    President, Chief Operating        September 6, 1996
- --------------------------   Officer and Director
Eugene P. Conese, Jr.

/s/ ROBERT J. VANARIA        Senior Vice President of          September 6, 1996
- --------------------------   Administration and Chief
Robert J. Vanaria            Financial Officer (Principal
                             Financial Officer)

/s/ ORLANDO M. MACHADO       Vice President of Finance         September 6, 1996
- --------------------------   (Principal Accounting
Orlando M. Machado           Officer)


/s/ CHARLES A. GABRIEL       Director                          September 6, 1996
- --------------------------
General Charles A. Gabriel

/s/ CHARLES J. SIMONS        Director                          September 6, 1996
- --------------------------
Charles J. Simons

/s/ CHESTERFIELD SMITH       Director                          September 6, 1996
- --------------------------
Chesterfield Smith

                                INDEX TO EXHIBITS
                                -----------------

EXHIBIT
NUMBER                        DESCRIPTION
- ------                        -----------

5.1                           Opinion of Smith, Gambrell & Russell

23.1                          Consent of Smith, Gambrell & Russell, included in
                              Exhibit 5.1

23.2                          Consent of Deloitte & Touche LLP

99.1                          Greenwich Air Services, Inc.
                              1992 Stock Option Plan (c/k/a the Greenwich Air Services, Inc. 1992 Employee Stock Option Plan)

99.2                          Amendment No. 1 to Greenwich Air Services, Inc.
                              1992 Stock Option Plan